CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Malcolm M. Aslin, Principal Executive Officer of the Gold Bank Funds, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Malcolm M. Aslin
Malcolm M. Aslin
Principal Executive Officer
March 8, 2004

I, Lee E. Derr, Principal Financial Officer of the Gold Bank Funds, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Lee E. Derr
Lee E. Derr
Principal Financial Officer
March 8, 2004

A signed original of this written statement required by Section 906 has been provided to Gold Bank Funds and will be retained by Gold Bank Funds and furnished to the Securities and Exchange Commission or its staff upon request.